As previously announced, U.S. Cellular will hold a teleconference Nov. 7, 2012 at 7:30 a.m. CST. Interested parties may listen to the call live by accessing the Investor Relations page of www.uscellular.com or www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports third QUARTER 2012 RESULTS

Announces Transaction to Exit Certain Midwest Markets

Note: Comparisons are year over year unless otherwise noted.

3Q 2012 Highlights

▪   Retail gross additions increased 23 percent resulting in a net gain of 19,000 retail customers, compared to a net loss of 23,000 retail customers.

▪   Postpaid gross additions increased 7 percent and postpaid churn increased to 1.7 percent, resulting in a net loss of 38,000 postpaid customers in the quarter.  Postpaid customers comprised 93 percent of retail customers.

▪   Prepaid gross additions increased 71 percent, driven by the introduction of U Prepaid in select Walmart stores, and prepaid churn decreased to 5.9 percent, resulting in a net increase of 57,000 prepaid customers in the quarter.

▪   Total revenues increased 3 percent; service revenues remained steady at $1,036.4 million.

▪   Postpaid ARPU (average revenue per user) increased 4 percent to $54.34 from $52.41; total ARPU increased 3 percent to $59.57 from $58.09.

▪   Postpaid smartphone customers increased to 38.6 percent of customers from 26.2 percent. Smartphones as a percent of total devices sold increased to 53.0 percent from 39.9 percent; 50 percent of smartphones sold were 4G.

▪   Cell sites in service increased 2 percent to 7,984, of which 4,545 are owned towers.

▪   4G LTE network now covers 30 percent of customers; expect to reach 58 percent of customers by year end.

CHICAGO – Nov. 7, 2012 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,036.4 million for the third quarter of 2012 and $1,036.6 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $35.5 million and $0.42, respectively, for the third quarter of 2012, compared to $62.1 million and $0.73, respectively, in the comparable period one year ago.

“We achieved some positive milestones in the quarter, including retail customer growth driven by strong results in the prepaid segment of our business, and migration of customers to our 4G LTE network," said Mary N. Dillon, U.S. Cellular president and CEO, “though postpaid churn remained elevated and profitability was impacted by device subsidies and the expected decline in regulatory support.

“Sales of our U Prepaid service at Walmart drove prepaid net additions. We’re now leveraging this important distribution channel to offer postpaid service in more than 400 Walmart stores, and we’ll continue to explore new opportunities to bring our services and products to more customers.

“We increased gross postpaid customers seven percent through effective marketing and sales programs such as our new Hello Better advertising campaign and by offering high-demand devices like the Samsung Galaxy S® III, though our postpaid churn rate remained high. Profitability declined, however, as we incurred higher subsidies to encourage adoption of 4G LTE devices, which represented 50 percent of smartphone sales. While the cost to subsidize these devices has a short-term impact on profitability, we expect longer-term benefits as customers migrate to the more efficient 4G LTE network, including growth in ARPU and lower capital expenditures for our legacy networks.”

U.S. Cellular Strategic Actions
In a separate release, U.S. Cellular also announced today two strategic actions designed to increase focus on markets where it has strong positions and streamline operations to increase overall efficiency and effectiveness. The company has entered into a definitive agreement with Sprint, who will purchase its customers and PCS spectrum in certain Midwest markets. U.S. Cellular will also transition the operations of its Bolingbrook, Ill., customer care center to an existing vendor partner. Further information can be found on the U.S. Cellular Investor Relations website.

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012, as of Nov. 7, 2012, before effects of the Sprint Transaction is provided below, compared to the previous guidance provided on Aug. 3, 2012. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

	2012 Estimated Results (1)	Previous Estimates (2)
Service revenues	$4,075-$4,125 million	$4,050-$4,150 million
Operating income (3)	$200-$250 million	$200-$300 million
Depreciation, amortization and accretion expenses, and impairment of assets and net gain or loss on asset disposals and exchanges (3)	Approx. $600 million	Unchanged
Adjusted OIBDA (3) (4)	$800-$850 million	$800-$900 million
Capital expenditures	Approx. $850 million	Unchanged

(1)    These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011.  New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results. These estimates are before the effects of the definitive agreement signed with Sprint, who will purchase U.S. Cellular customers and PCS Spectrum in certain Midwest markets. The Company expects to incur incremental operating expenses in the fourth quarter of 2012 in the range of $30 to $60 million for severance, incremental accelerated depreciation, asset write-downs and other costs related to this transaction, which will decrease Operating income, increase Depreciation, amortization and accretion expenses, and impairment of assets and net gain or loss on asset disposals and exchanges, and decrease OIBDA.

(2)    The 2012 Estimated Results as disclosed in U.S. Cellular’s Quarterly Report on Form 10-Q for the period ended June 30, 2012.

(3)    The 2012 Estimated Results do not include any estimate for unrecognized net gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(4)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets (if any); and the net gain or loss on asset disposals and exchanges (if any).  Adjusted OIBDA excludes the loss on impairment of assets (if any) and net gain or loss on asset disposals and exchanges (if any) in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual; such gains or losses may occur in the future.

Adjusted OIBDA may also be commonly referred to by management as operating cash flow.  U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.  This amount should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.

Conference call information

U.S. Cellular will hold a conference call on Nov. 7, 2012 at 7:30 a.m. CST.

•          Access the live call on the Investor Relations page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=90531

•         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.uscellular.com. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's seventh-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 5.8 million customers in 26 states. The Chicago-based company employed approximately 8,400 people as of Sept. 30, 2012. At the end of the third quarter of 2012, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit www.uscellular.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Sprint Transaction including, but not limited to, the ability to obtain regulatory approval, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation
Summary Operating Data (Unaudited)

Quarter Ended	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Total population
Consolidated markets (1)	92,996,000	92,684,000	92,684,000	91,965,000	91,965,000
Consolidated operating markets (1)	46,966,000	46,966,000	46,966,000	46,888,000	46,888,000
Market penetration at end of period
Consolidated markets (2)	6.2%	6.3%	6.3%	6.4%	6.5%
Consolidated operating markets (2)	12.4%	12.3%	12.4%	12.6%	12.7%
All customers
Total at end of period	5,808,000	5,799,000	5,837,000	5,891,000	5,932,000
Gross additions	364,000	290,000	285,000	306,000	299,000
Net additions (losses)	9,000	(38,000)	(49,000)	(41,000)	(36,000)
Smartphones sold as a percent of total devices sold (3)	53.0%	51.9%	54.1%	52.5%	39.9%
Retail customers
Total at end of period	5,561,000	5,542,000	5,570,000	5,608,000	5,621,000
Smartphone penetration (3) (4)	38.6%	36.8%	34.4%	30.5%	26.2%
Gross additions	350,000	277,000	273,000	298,000	284,000
Net retail additions (losses) (5)	19,000	(28,000)	(34,000)	(13,000)	(23,000)
Net postpaid additions (losses)	(38,000)	(48,000)	(38,000)	(20,000)	(34,000)
Net prepaid additions (losses)	57,000	20,000	4,000	7,000	11,000
Service revenue components (000s)
Retail service	$884,219	$889,219	$888,527	$882,091	$871,199
Inbound roaming	106,132	86,363	80,132	93,353	107,810
Other	46,019	54,160	55,161	54,601	57,600
Total service revenues (000s)	$1,036,370	$1,029,742	$1,023,820	$1,030,045	$1,036,609
Total ARPU (6)	$59.57	$59.05	$58.21	$58.13	$58.09
Billed ARPU (7)	$50.83	$50.99	$50.52	$49.78	$48.82
Postpaid ARPU (8)	$54.34	$54.42	$54.00	$53.35	$52.41
Postpaid churn rate (9)	1.7%	1.6%	1.6%	1.6%	1.5%
Capital expenditures (000s)	$199,100	$183,200	$201,300	$276,400	$248,000
Cell sites in service	7,984	7,932	7,875	7,882	7,828

(1)       Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)       Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)       Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)       Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)       Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)       Total ARPU - Average monthly service revenue per user includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)       Billed ARPU - Average monthly billed revenue per user is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)       Postpaid ARPU - Average monthly revenue per postpaid user is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)       Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$1,036,370	$1,036,609	$(239)	—
Equipment sales	103,987	73,830	30,157	41%
Total operating revenues	1,140,357	1,110,439	29,918	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	249,245	241,852	7,393	3%
Cost of equipment sold	248,029	196,229	51,800	26%
Selling, general and administrative	438,526	438,774	(248)	—
Depreciation, amortization and accretion	145,151	141,664	3,487	2%
(Gain) loss on asset disposals and exchanges, net	11,327	(9,700)	21,027	>100%
Total operating expenses	1,092,278	1,008,819	83,459	8%

Operating income	48,079	101,620	(53,541)	(53%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	24,816	21,929	2,887	13%
Interest and dividend income	935	869	66	8%
Interest expense	(9,501)	(11,522)	2,021	18%
Other, net	200	(97)	297	>100%
Total investment and other income (expense)	16,450	11,179	5,271	47%

Income before income taxes	64,529	112,799	(48,270)	(43%)
Income tax expense	22,389	43,292	(20,903)	(48%)

Net income	42,140	69,507	(27,367)	(39%)
Less: Net income attributable to noncontrolling interests, net of tax	(6,689)	(7,367)	678	9%
Net income attributable to U.S. Cellular shareholders	$35,451	$62,140	$(26,689)	(43%)

Basic weighted average shares outstanding	84,737	84,547	190	—
Basic earnings per share attributable to U.S. Cellular shareholders	$0.42	$0.73	$(0.31)	(42%)

Diluted weighted average shares outstanding	85,152	84,940	212	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.42	$0.73	$(0.31)	(42%)

United States Cellular Corporation Consolidated Statement of Operations Highlights Nine Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$3,089,932	$3,023,752	$66,180	2%
Equipment sales	246,946	219,961	26,985	12%
Total operating revenues	3,336,878	3,243,713	93,165	3%

Operating expenses
System operations (excluding Depreciation,
amortization and accretion reported below)	725,636	687,256	38,380	6%
Cost of equipment sold	626,765	563,717	63,048	11%
Selling, general and administrative	1,315,823	1,302,436	13,387	1%
Depreciation, amortization and accretion	439,391	431,581	7,810	2%
(Gain) loss on asset disposals and exchanges, net	11,819	(5,741)	17,560	>100%
Total operating expenses	3,119,434	2,979,249	140,185	5%

Operating income	217,444	264,464	(47,020)	(18%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	71,584	65,289	6,295	10%
Interest and dividend income	2,823	2,466	357	14%
Gain ( loss) on investment	(3,728)	13,373	(17,101)	>(100)%
Interest expense	(35,272)	(51,905)	16,633	32%
Other, net	173	(47)	220	>100%
Total investment and other income (expense)	35,580	29,176	6,404	22%

Income before income taxes	253,024	293,640	(40,616)	(14%)
Income tax expense	82,624	102,771	(20,147)	(20%)

Net income	170,400	190,869	(20,469)	(11%)
Less: Net income attributable to noncontrolling interests, net of tax	(19,772)	(18,629)	(1,143)	(6%)
Net income attributable to U.S. Cellular shareholders	$150,628	$172,240	$(21,612)	(13%)

Basic weighted average shares outstanding	84,671	84,984	(313)	—
Basic earnings per share attributable to U.S. Cellular shareholders	$1.78	$2.03	$(0.25)	(12%)

Diluted weighted average shares outstanding	85,090	85,448	(358)	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.77	$2.02	$(0.25)	(12%)

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$409,579	$424,155
Short-term investments	140,494	127,039
Accounts receivable from customers and others	463,785	441,821
Inventory	196,523	127,056
Income taxes receivable	2,280	74,791
Prepaid expenses	60,631	55,980
Net deferred income tax asset	37,868	31,905
Other current assets	15,993	10,096
	1,327,153	1,292,843

Assets held for sale	—	49,647

Investments
Licenses	1,531,873	1,470,769
Goodwill	494,737	494,737
Customer lists, net	135	314
Investments in unconsolidated entities	162,012	138,096
Notes and interest receivable – long-term	—	1,921
Long-term investments	10,171	30,057
	2,198,928	2,135,894

Property, plant and equipment, net
In service and under construction	7,341,632	7,008,449
Less: accumulated depreciation	4,406,847	4,218,147
	2,934,785	2,790,302

Other assets and deferred charges	75,482	59,290

Total assets	$6,536,348	$6,327,976

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30, 2012	December 31, 2011

Current liabilities
Current portion of long-term debt	$127	$127
Accounts payable
Affiliated	7,398	12,183
Trade	250,681	303,779
Customer deposits and deferred revenues	208,042	181,355
Accrued taxes	60,695	34,095
Accrued compensation	52,200	69,551
Other current liabilities	92,957	121,190
	672,100	722,280

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	861,709	799,190
Other deferred liabilities and credits	259,499	248,213

Long-term debt	880,486	880,320

Noncontrolling interests with mandatory redemption features	759	1,005

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,406,617	1,387,341
Treasury shares	(145,859)	(152,817)
Retained earnings	2,438,760	2,297,363
Total U.S. Cellular shareholders' equity	3,787,592	3,619,961

Noncontrolling interests	74,203	55,956

Total equity	3,861,795	3,675,917

Total liabilities and equity	$6,536,348	$6,327,976

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at September 30, 2012 and December 31, 2011.

	September 30, 2012	December 31, 2011

Cash and cash equivalents	$409,579	$424,155

Amounts included in short-term investments (1)(2)
Government-backed securities (3)	140,494	127,039

Amounts included in long-term investments (1)(4)
Government-backed securities (3)	10,171	30,057

Total cash and cash equivalents and investments	$560,244	$581,251

(1)    Designated as held-to-maturity investments and recorded at amortized cost on the Consolidated Balance Sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates

(3)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program

(4)    At September 30, 2012, maturities range between 17 and 18 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Nine Months Ended September 30, (Unaudited, dollars in thousands)

	2012	2011
Cash flows from operating activities
Net income	$170,400	$190,869
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	439,391	431,581
Bad debts expense	51,293	44,718
Stock-based compensation expense	15,924	15,475
Deferred income taxes, net	52,865	145,687
Equity in earnings of unconsolidated entities	(71,584)	(65,289)
Distributions from unconsolidated entities	45,211	52,037
(Gain) loss on asset disposals and exchanges, net	11,819	(5,741)
(Gain) loss on investment	3,728	(13,373)
Noncash interest expense	1,331	9,582
Other operating activities	863	1,143
Changes in assets and liabilities from operations
Accounts receivable	(67,302)	(57,564)
Inventory	(69,423)	(36,326)
Accounts payable - trade	(28,902)	41,733
Accounts payable - affiliate	(4,785)	1,185
Customer deposits and deferred revenues	26,687	30,695
Accrued taxes	99,556	9,679
Accrued interest	9,508	9,283
Other assets and liabilities	(77,821)	(66,553)
	608,759	738,821

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(611,431)	(462,327)
Cash paid for acquisitions and licenses	(57,957)	(23,773)
Cash received for divestitures	49,932	—
Cash paid for investments	(45,000)	(50,000)
Cash received for investments	50,000	85,250
Other investing activities	(5,030)	(210)
	(619,486)	(451,060)

Cash flows from financing activities
Repayment of long-term debt	(343)	(330,106)
Issuance of long-term debt	—	342,000
Common shares reissued for benefit plans, net of tax payments	(2,299)	1,755
Common shares repurchased	—	(62,294)
Payment of debt issuance costs	—	(11,394)
Distributions to noncontrolling interests	(1,491)	(1,176)
Other financing activities	284	169
	(3,849)	(61,046)

Cash classified as held for sale	—	(11,237)

Net increase in cash and cash equivalents	(14,576)	215,478

Cash and cash equivalents
Beginning of period	424,155	276,915
End of period	$409,579	$492,393

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Service revenues	$1,036,370	$1,036,609	$3,089,932	$3,023,752

Operating income	48,079	101,620	217,444	264,464
Add:
Depreciation, amortization and accretion	145,151	141,664	439,391	431,581
Loss on impairment of assets	—	—	—	—
(Gain) loss on asset disposals and exchanges, net	11,327	(9,700)	11,819	(5,741)
Adjusted OIBDA (1)	$204,557	$233,584	$668,654	$690,304

Adjusted OIBDA margin (2)	19.7%	22.5%	21.6%	22.8%

	2012	2011	2012	2011
Cash flows from operating activities	$196,522	$300,721	$608,759	$738,821
Deduct:
Cash used for additions to property, plant and equipment	(181,206)	(196,933)	(611,431)	(462,327)
Free cash flow (3)	$(15,316)	$103,788	$(2,672)	$276,494

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets (if any); and the net gain or loss on asset disposals and exchanges (if any). Adjusted OIBDA excludes the loss on impairment of assets (if any) and net gain or loss on asset disposals and exchanges (if any) in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual; such gains or losses may occur in the future.

        Adjusted OIBDA may also be commonly referred to by management as operating cash flow.  U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.  This amount should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)     Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.